NEWS RELEASE

HCIA INC.                                              Contact:  Barry C. Offutt
300 East Lombard Street                                           (410) 895-7522
Baltimore, MD 21202

                  HCIA ANNOUNCES EPS OF $0.21 FOR FIRST QUARTER

Baltimore, MD, April 23, 1997 -- HCIA Inc. (NASDAQ:HCIA) today announced its results for the quarter ended March 31, 1997. Net income per share increased to $0.21, an increase of 50% over the first quarter of 1996. Revenue increased to $25.7 million, an increase of 81% over the first quarter of 1996.

During the quarter, the Company initiated several business relationships that are built on HCIA's fully integrated product offerings. IQRM(TM) product partnerships were structured with the U.S. Diagnostics Division of Bayer Corporation and the Zimmer, Inc. subsidiary of Bristol-Myers Squibb Company. Together with Bayer, HCIA will be offering cost-containment solutions to hospitals to assist in the resource management of intensive inpatient cases, in areas such as oncology, cardiology and nephrology care. The partnership with Zimmer, the nation's leading orthopaedic implant manufacturer, will focus the orthopaedic suite of IQRM(TM) on selected Zimmer hospital customers to create a total orthopaedics solution. Additionally, the Company noted that The Mount Sinai Hospital in New York was among the IQRM(TM) customers added during the quarter.

Relationships  for  MCO.SYS(TM)  initiated  during the quarter  included  Oxford
Health Plans and the U.S. Pharmaceutical Division of Bristol-Myers Squibb Company. As part of these relationships, HCIA is supporting managed care and disease management programs with patient survey technologies, data integration, and analytical services included in the MCO.SYS(TM) product.

"Through its acquisition efforts, HCIA has sought to execute on a strategy that combines databases, analytical software, and implementation services," said George D. Pillari, HCIA's Chairman and CEO. "The early success of IQRM(TM) and MCO.SYS(TM) with blue-chip partners and customers provides us with encouraging signs that our strategy is a valid one," he added.

The Company also announced that, during the quarter, Lawrence Byrne had resigned as a Senior Vice President and subsequent to the end of the quarter, Kevin Hicks had resigned as a Senior Vice President. Their duties have been assumed by other senior HCIA executives.


STOCKHOLDER RIGHTS PLAN

In addition, the Company announced that its Board of Directors has adopted a stockholder rights plan designed to ensure fair and equal treatment for all stockholders by enhancing the ability of the Board of Directors to negotiate with prospective acquirers. Under the plan, each share of



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common stock will be deemed to include the right to purchase  additional capital stock of the Company or another entity in the event that a person were to acquire or propose to acquire 15% or more of the Company's stock without approval of the Board of Directors.

Mr. Pillari stated: "We are not aware of any specific current threat, and we have no particular reason to believe we will be the target of a takeover attempt in the future. The Company believes that in adopting the plan, we have made a prudent management decision to protect our stockholders in the event an unsolicited attempt is made to acquire the Company for less than its fair market value. We are committed to protecting our stockholders from coercive takeover tactics and enhancing long-term value for our stockholders through the Company's strategic plans, and the adoption of this plan is designed to assist us in achieving those goals."

Under the plan, the Board will retain the power to redeem plan rights for $.01 per share, if deemed appropriate in connection with a transaction determined by the Board to be in the best interests of stockholders.

The rights will be distributed as a dividend on or about May 1, 1997 to stockholders of record as of the close of business on April 24, 1997.

Details regarding the rights plan are outlined in a summary that will be mailed to all stockholders of record.

An investor conference call is scheduled for 10:30 a.m., eastern time, on April 24, 1997. Please contact the Investor Relations Department at (410) 895-7515 for further information regarding the call.

HCIA Inc. is a leading health care information content company that develops and markets clinical and financial decision support systems used by hospitals, integrated delivery systems, managed care organizations, employers, and pharmaceutical manufacturers. The Company's databases and products are used to benchmark clinical performance and outcomes, profile best practices, and manage the cost and delivery of health care.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release, other than historical financial information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are (i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the
Company's  growth  and  expansion,   (v)  dependence  on  key


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personnel, (vi) development by competitors of new or superior products or entry into the market of new competitors, (vii) dependence on major customers, (viii) dependence on intellectual property rights, (ix) integrity and reliability of the Company's data, (x) volatility of the Company's stock price, (xi) changes in the health care industry from both a regulatory and financial perspective,
(xii) the effectiveness of the plan rights in protecting the Company's stockholders against unsolicited takeover attempts at less than fair value, and
(xiii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.


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                           HCIA INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (Unaudited)

                                             Three months ended
                                                  March 31,

                                              1997          1996

Revenue                                     $25,725       $14,229

Salaries, wages and benefits                 10,875         6,686
Other operating expenses                      6,054         3,303
Depreciation                                    932           518
Amortization                                  3,740         1,792
                                            -------       -------
   Operating income                           4,124         1,930
Interest income                                 181           282
Interest expense                                 98            83
                                            -------       -------
   Income before income taxes                 4,207         2,129
Provision for income taxes                    1,679           838
                                            -------       -------
   Net income                               $ 2,528       $ 1,291
                                            =======       =======

Net income per share                        $  0.21       $  0.14
                                            =======       =======

Shares used in per share calculation         12,259         9,460
                                            =======       =======


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                           HCIA INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1997 AND DECEMBER 31, 1996
                                 (in thousands)

                                                                                                  1997                 1996
                                                                                              (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                                                 $         9,339     $        13,302
  Short-term investments                                                                                  -                 510
  Trade accounts receivable, net of allowance for doubtful accounts
   of $1,251 in 1997 and $1,042 in 1996                                                              37,978              32,122
  Prepaid expenses and other current assets                                                           3,435               3,886
  Income tax receivable                                                                                 125                 339
  Deferred compensation funds held in trust                                                           5,321 (1)           5,321
                                                                                            ----------------    ----------------

   Total current assets                                                                              56,198              55,480


Furniture and equipment, net                                                                         13,247              12,188
Computer software costs, net                                                                         23,287              20,425
Other intangible assets, net                                                                        113,567             115,601
Net deferred tax asset                                                                               15,860              17,074
Other                                                                                                   123                 123
Deferred compensation funds held in trust                                                             2,305 (1)           2,305
                                                                                            ----------------    ----------------

   Total assets                                                                             $       224,587      $      223,196
                                                                                            ================    ================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                                           $         2,202      $        1,315
 Accrued salaries, benefits and other liabilities                                                     6,595               8,078
 Notes payable                                                                                          534               1,718
 Deferred revenue                                                                                     1,666               2,052
 Acquired deferred compensation liability                                                             5,321  (1)          5,321
                                                                                            ----------------    ----------------

   Total current liabilities                                                                         16,318              18,484

 Acquired deferred compensation liability                                                             2,305 (1)           2,305
                                                                                            ----------------    ----------------

   Total liabilities                                                                                 18,623              20,789
                                                                                            ----------------    ----------------

Stockholders' equity:
Common stock-$.01 par value; 50,000,000 shares authorized; issued and outstanding 11,833,656 as of March 31, 1997 and 11,781,458 as of
       December 31, 1996                                                                                118                 118
Additional paid-in capital                                                                          250,602             249,591
Accumulated deficit                                                                                 (44,692)            (47,220)
Cumulative unrealized appreciation of short-term investments                                             40                   4
Cumulative effect of currency translation adjustment                                                   (104)                (86)
                                                                                            ----------------    ----------------
    Total stockholders' equity                                                                      205,964             202,407
                                                                                            ----------------    ----------------

Total liabilities and stockholders' equity                                                  $       224,587      $      223,196
                                                                                            ================    ================

(1) These amounts relate to a deferred compensation arrangement assumed in connection with the acquisition of LBA Health Care Management Inc.